U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 21, 2005

(Date of earliest event reported)

eACCELERATION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-29869	91-2006409
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

1050 NE Hostmark Street, Suite 100B, Poulsbo, Washington 98370

(Address of principal executive offices)

(360) 697-9260

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

On November 21, 2005 (the “Effective Date”), the registrant entered into a Patent Purchase Agreement (the “Agreement”) with Mount Hamilton Partners, LLC, a Delaware limited liability company (“Purchaser”), with respect to the sale to Purchaser of the following patents and rights in and to such patents owned by the Company (the “Patents”) on the terms and conditions described below:

US Patent No.	Filing Date
US 6,430,739	07/16/1999
US 6,473,756	06/11/1999
US 6,157,930	09/24/1998
US 6,078,960	07/03/1998
US 5,987,457	11/25/1997
US 6,182,050	05/28/1998

In the Agreement, the registrant and Purchaser agreed to the following material terms and conditions:

•                  Within ten (10) days after the Effective Date, the registrant will deliver to Purchaser (i) Assignment Agreements regarding the sale, assignment, transfer, and conveyance of the Patents to Purchaser, (ii) an original notarized Assignment of Patent Rights regarding the sale, assignment, transfer, and conveyance to Purchaser of all rights in and to the Patents, including, without limitation, rights to inventions or discoveries described in the Patents, reissues, reexaminations, extensions, continuations, divisions, foreign counterparts, causes of action and other enforcement rights, and rights to collect royalties and other payments (together, “Patent Rights”), (iii) a list of the registrant’s prosecution counsel, and (iv) certain files and original documents relating to the Patents (together, the “Deliverables”).

•                  Closing is conditioned on Purchaser’s receipt of the Deliverables, and on the following, each of which must be to the reasonable satisfaction of Purchaser: (i) the registrant has cooperated with Purchaser to do and perform such acts and things as may be necessary or desirable to carry into effect the transactions contemplated by the Agreement; (ii) the registrant has paid any outstanding maintenance fees, annuities, and related fees payable, as of the Effective Date, on the Patents; and (iii) the representations and warranties of the registrant with respect to the Patents, the Patent Rights, and the transactions contemplated by the Agreement are true and correct as of closing.

•                  Closing will occur upon the registrant’s satisfaction, or Purchaser’s waiver, of the foregoing conditions to closing, but not earlier than thirty (30) days after Purchaser’s receipt of the Deliverables.  Purchaser has the right to terminate the Agreement if the conditions to closing have not been waived by Purchaser or satisfied by the registrant within such thirty (30) day period.

•                  At closing, Purchaser will pay to the registrant the amount of $560,000 as cash consideration, and, upon Purchaser’s receipt of the Assignment of Patent Rights, Purchaser will grant the registrant a non-transferable, non-exclusive worldwide right and license under the Patents to make, have made, import, use, sell, or offer for sale any products and/or services covered by the Patents, all without the right to sublicense.

•                  Upon the registrant’s receipt of the cash consideration, the registrant will sell, assign, transfer, and convey to Purchaser the Patents and the Patent Rights.

•                  Based on the Purchaser’s review of the Patents and information relating to the Patents, the cash consideration, the Patents, and the Patent Rights to be transferred pursuant to the Agreement may be revised prior to closing.

•                  Neither party will have any obligation or liability for cover or for incidental, indirect, or consequential damage or loss of revenue, profit, savings, or business arising from or otherwise related to the Agreement.

•                  Except for fraud or breach of warranties under the Agreement, each party’s total liability under the Agreement will not exceed the purchase price.

•                  Purchaser has the right to seek equitable relief against the registrant in the event of registrant’s breach of the Agreement.

The foregoing is a summary of the material terms and conditions of the Agreement.  A complete copy of the Agreement will be filed as an exhibit to the registrant’s Annual Report on Form 10-KSB for the fiscal year ending on December 31, 2005.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.

Description of Exhibit

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eACCELERATION CORP.

Dated: November 28, 2005	By:	/s/ E. Edward Ahrens
E. Edward Ahrens
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.

Description of Exhibit

None.